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           VOTE BY TOUCH-TONE PHONE, THE INTERNET, OR BY MAIL

Option 1:           Automated Touch Tone Voting: Call toll-free 1-888-221-0697
Invest With Confidence                 and use the control number shown below.
T. Rowe Price Option 2:On the Internet at www.proxyweb.com and use the control
Ram Logo                                         number shown below. Option 3:
Return this proxy card using the enclosed envelope.

***CONTROL NUMBER: 999 999 999 999 99***


Please fold and detach card at perforation before mailing

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FUND NAME PRINTS HERE

                           MEETING TIME:  3:00 P.M. EASTERN TIME THIS PROXY IS
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

By my signature below, I appoint James S. Riepe and M. David Testa as proxies to vote all Fund shares that I am entitled to vote at the Annual Meeting of Shareholders to be held on October 23, 2001, at 3:00 p.m., ET in the offices of the Fund at 100 East Pratt Street, Baltimore, Maryland, 21202 and at any adjournments of the meeting. Messrs. Riepe or Testa may vote my shares, and they may appoint substitutes to vote my shares on their behalf. I instruct Messrs. Riepe and Testa to vote this proxy as specified on the reverse side, and I revoke any previous proxies that I have executed. I acknowledge receipt of the Fund's Notice of Annual Meeting of Shareholders and proxy statement.

                                          PLEASE SIGN, DATE, AND RETURN PROMPTLY
IN THE ENCLOSED ENVELOPE IF YOU ARE NOT VOTING BY PHONE OR INTERNET.

                                          Date_____________________


_______________________________________

                                          Signature(s) (and Title(s), if
applicable)


                                               NOTE:  Please sign exactly as
                                               name appears on this proxy. Joint
                                               owners should each sign
                                               personally. Directors and other
                                               fiduciaries should indicate the
                                               capacity in which they sign, and
                                               where more than one name appears,
                                               a majority must sign. If a
                                               corporation, this signature
                                               should be that of an authorized
                                               officer who should state his or
                                               her title.


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                           CONTINUED ON REVERSE SIDE
                                                                          EQUITY